UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018 (October 4, 2018)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jiazhen Li

On October 4, 2018, Ms. Jiazhen Li resigned from her position as the Co-Chairwoman and Director of TMSR Holding Company Limited (the “Company”), effective immediately. Her resignation is due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Zheyi Wang

Effective October 4, 2018, the Company’s board of directors (the “Board”) appointed Mr. Zheyi Wang as the new Co-Chairman and a director of the Board to fill the vacancy created by the resignation of Ms. Jiazhen Li.

The biographical information of Mr. Wang is set forth below.

Mr. Zheyi Wang has served as the principal accounting manager at China branch of AstraZeneca, an Anglo-Swedish multinational pharmaceutical company listed on the Over-the-Counter Market since January, 2018. From April 2016 to January 2018, Mr. Wang served as regional manager in Wuhan for the Daiichi Sankyo Company Limited, a global pharmaceutical company and second largest pharmaceutical company in Japan. From June 2013 to March 2016, Mr. Wang was a sales representative for AstraZeneca. Mr. Wang received his bachelor degree in French in 2010 from Wuhan University and another bachelor degree in financial management from Université Lille 2 Droit et Santé in 2011 in France. Mr. Wang also holds a master degree in accounting management, a degree he earned from SKEMA Business School in 2013.

Mr. Wang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wang accepted an offer letter from the Company and agreed to receive an annual compensation at $10,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Director Offer Letter between the Company and Zheyi Wang, dated October 4, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: October 9, 2018	By:	/s/ Zheyi Wang
Zheyi Wang
Co-Chairman

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